POWER OF ATTORNEY

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Joseph Kaufmann, Doug Evans,
Wendy
DiCicco and June Sheets, signing singly, the undersigned's true and lawful
attorney-in-fact to:
(1)	execute for and on behalf of the
undersigned,
in the undersigned's capacity as an officer and/or director
of Kensey Nash
Corporation (the "Company"), Forms 4 and 5 in accordance
with Section 16(a)
of the Securities Exchange Act of 1934, as amended,
and the rules
thereunder;
(2)	do and perform any and all acts for and
on behalf of the
undersigned which may be necessary or desirable to
complete and execute any
such Form 4 or 5, complete and execute any
amendment or amendments thereto,
and file such Form with the United
States Securities and Exchange
Commission and any stock exchange or
similar authority; and
(3)	take any
other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
	The undersigned hereby
grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.


	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of, and transactions in, Company securities, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS
WHEREOF, the undersigned
has caused this Power of Attorney to be executed as of this 4th day of December, 2002.


		Signature
/s/Harold N. Chefitz



		Print Name Harold N. Chefitz